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                             W. R. GRACE & CO.-CONN.
                           (a Connecticut corporation)

                    $300,000,000 Medium-Term Notes, Series A
                            Due More Than Nine Months
                               From Date of Issue

                          Unconditionally Guaranteed by

                                W. R. GRACE & CO.
                            (a New York corporation)

                            Selling Agency Agreement


                                                      April 7, 1994
                                                      New York, New York


Salomon Brothers Inc
Seven World Trade Center
New York, New York  10048

J.P. Morgan Securities Inc.
60 Wall Street
New York, New York  10260

UBS Securities Inc.
299 Park Avenue
New York, New York  10171

Dear Sirs:

          W. R. GRACE & CO.-CONN., a Connecticut corporation (the "Company"), confirms its agreement with each of you with respect to the issuance and sale by the Company of its Medium-Term Notes, Series A (the "Notes"), having an aggregate issue price of up to $300,000,000 (or the equivalent thereof, if any of the notes are denominated other than in U.S. dollars). The Notes will be unconditionally guaranteed (the "Guarantees") as to payment of principal (and premium, if any) and interest, if any, by W. R. GRACE & CO., a New York corporation and sole shareholder of the Company (the "Guarantor"). The Notes and the Guarantees will be issued under an indenture (the "Indenture") dated as of January 28, 1993 among the Company, the Guarantor and NationsBank of Georgia, National Association, trustee (the "Trustee"). Unless otherwise specifically provided for and set forth in a Pricing Supplement (as defined below), Notes will be issued in minimum denominations of $1,000 and integral multiples thereof, will be issued only in fully registered form and will have the interest rates, maturities and other terms set forth

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in such Pricing Supplement.  The Notes and the Guarantees will be issued, and the terms thereof established, in accordance with the Designated Indenture (as defined below) and the Medium-Term Notes Administrative Procedures attached hereto as Exhibit A (the "Procedures"), unless a Terms Agreement (as defined in
Section 2(b)) modifies or otherwise supersedes the Procedures with respect to the Notes or the Guarantees issued pursuant to such Terms Agreement. The Procedures may be amended only by written agreement among the Company, the Guarantor and you after notice to, and with the approval of, the Trustee. For the purposes of this Agreement, the term "Agent" shall refer to any of you acting solely in the capacity as agent for the Company pursuant to Section 2(a), and not as principal (collectively, the "Agents"); the term "Purchaser" shall refer to one of you acting solely as principal pursuant to Section 2(b) and not as agent; and the term "you" shall refer to you collectively, whether at any time any of you is acting in either or both such capacities. In acting under this Agreement, in whatever capacity, each of you is acting individually and not jointly.

          1. REPRESENTATIONS AND WARRANTIES. The Company and the Guarantor, jointly and severally, represent and warrant to, and agree with, you as set forth below in this Section 1. Certain terms used in this Section 1 are defined in Section 1(v) hereof.

          (a) The Company and the Guarantor meet the requirements for use of Form S-3 under the Securities Act of 1933 (the "Act") and have filed with the Securities and Exchange Commission (the "Commission") a registration statement on such Form (File Number 33-50983), including a form of basic prospectus relating to securities that may be issued by the Company, as well as a form of basic prospectus relating to certain securities that may be issued by the Guarantor, which registration statement has become effective, for the registration under the Act of securities (the "Securities"), including the Notes and the Guarantees, having an aggregate issue price of $750,000,000 (or the equivalent thereof, if any of the securities are denominated other than in U.S. dollars). The Company and the Guarantor have included in such registration statement, or have filed or will file with the Commission pursuant to the applicable paragraph of Rule 424(b) under the Act, a supplement to the form of basic prospectus included in such registration statement relating to the Notes and the Guarantees, and the plan of distribution thereof (the "Prospectus Supplement"). In connection with the sale of Notes (with the Guarantees endorsed thereon), the Company and the Guarantor propose to file with the Commission pursuant to the applicable paragraph of Rule 424(b) under the Act one or more further supplements to the Prospectus Supplement (each a "Pricing Supplement") specifying the interest rates, maturity dates and other terms of the Notes and Guarantees sold pursuant hereto and the offering thereof.

          (b) As of the Execution Time, on the Effective Date, when any supplement to the Prospectus is filed with the Commission, as of the date of a Terms Agreement and at the

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     date of delivery by the Company of any Notes sold hereunder (a "Closing
     Date"), (i) the Registration Statement, as amended as of any such time, and the Prospectus, as supplemented as of any such time, did or will comply in all material respects with the applicable requirements of the Act and the Securities Exchange Act of 1934 (the "Exchange Act") and the respective rules and regulations thereunder; (ii) the Designated Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act of 1939 (the "Trust Indenture Act"); (iii) the Registration Statement, as amended as of any such time, did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and
     (iv) the Prospectus, as supplemented as of any such time, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the Company and the Guarantor make no representations or warranties as to (i) that part of the Registration Statement that shall constitute the Statement of Eligibility
     (Form T-1) of the Trustee under the Trust Indenture Act or (ii) the information contained in or omitted from the Registration Statement (or any amendment thereto) or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished or confirmed in writing to the Company or the Guarantor by any of you specifically for inclusion in the Registration Statement (or any amendment thereto) or the Prospectus (or any supplement thereto).

          (c) The documents incorporated by reference in the Prospectus, at the time they were filed with the Commission or as amended, complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder (the "Exchange Act Regulations") and, when read together with the other information in the Prospectus, do not and will not, on the date hereof and at each Closing Date, include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (d) Price Waterhouse, who have reported on certain of the financial statements included or incorporated by reference in the Registration Statement, as amended as of any time referred to in Section 1(b) above, are independent accountants within the meaning of the Act and the rules and regulations of the Commission thereunder (the "Act Regulations").

          (e) This Agreement has been duly authorized, executed and delivered by the Company and the Guarantor.

          (f) The consolidated financial statements included or incorporated by reference in the Registration Statement, as amended as of any time referred to in Section 1(b) above, present fairly the consolidated

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     financial position of the Guarantor and its consolidated subsidiaries as of the dates indicated, and the consolidated results of operations and cash flows of the Guarantor and its consolidated subsidiaries for the periods specified, in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involved, except as indicated therein. The financial statement schedules, if any, included or incorporated by reference in the Registration Statement, as amended as of any time referred to in Section 1(b) above, present fairly the information required to be stated therein when read in conjunction with the related consolidated financial statements. Except as indicated in the Prospectus, as supplemented as of any time referred to in Section 1(b) above, the selected financial data, if any, included therein are fairly stated in all material respects in relation to the consolidated financial statements from which they have been derived.

          (g) The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Connecticut, with full corporate power and authority under such laws to own its properties and conduct its business. The Company is duly qualified to do business as a foreign corporation in good standing in all jurisdictions in which the conduct of its business or the ownership or leasing of its properties requires such qualification, with only such exceptions as would not materially adversely affect the conduct of the business of the Guarantor and its subsidiaries considered as one enterprise.

          (h) All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable; and all of such shares of capital stock of the Company are owned by the Guarantor free and clear of any liens, claims, equities or encumbrances in favor of others or restricting the Guarantor's disposition thereof, except that the terms of various financing arrangements of the Guarantor and the Company require the Guarantor to hold shares representing not less than 75% in voting power of all the voting stock of the Company and that certain financing arrangements effectively limit the disposition by the Guarantor of shares of capital stock of the Company.

          (i) The Guarantor is a corporation duly incorporated and validly existing in good standing under the laws of the State of New York, with full corporate power and authority under such laws to own its properties and conduct its business. The Guarantor is duly qualified to do business as a foreign corporation in good standing in all jurisdictions in which the conduct of its business or the ownership or leasing of its properties requires such qualification, with only such exceptions as would not materially adversely affect the conduct of the business of the Guarantor and its subsidiaries considered as one enterprise.

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          (j)  All of the issued and outstanding shares of capital stock of the
     Guarantor have been duly authorized and validly issued and are fully paid and nonassessable, and none of such shares was issued in violation of the preemptive rights of any stockholder of the Guarantor.

          (k) Each Significant Subsidiary (as defined below) of the Company is a corporation or partnership duly organized and validly existing in good standing under the laws of its jurisdiction of organization, with full corporate or other power and authority under the laws of its jurisdiction of organization to own its properties and conduct the business in which it is engaged. Each Significant Subsidiary is duly qualified to do business as a foreign corporation or partnership in good standing in all jurisdictions in which the conduct of its business or the ownership or leasing of its properties requires such qualification, with only such exceptions as would not materially adversely affect the conduct of the business of the Guarantor and its subsidiaries considered as one enterprise. "Significant Subsidiary" means any corporation (other than the Company) or partnership that is a subsidiary of the Guarantor and that, as of December 31 of the most recently completed fiscal year of the Guarantor for which financial statements are available, was a "significant subsidiary" as defined in Regulation S-X under the Act and Exchange Act or that, if acquired after such date, would have been a "significant subsidiary" as defined therein if it had been acquired as of such date.

          (l) All of the issued and outstanding shares of capital stock of each Significant Subsidiary that is a corporation have been duly authorized and validly issued and are fully paid and nonassessable, and all partnership interests in each Significant Subsidiary that is a partnership have been duly authorized. The shares of capital stock and the partnership interests of each Significant Subsidiary owned directly or indirectly by the Guarantor are owned free and clear of any liens, claims, equities or encumbrances in favor of others or restricting the Guarantor's disposition thereof, which liens, claims, equities or encumbrances are material to the Guarantor and its subsidiaries considered as one enterprise, except for restrictions on the sale of certain shares of such stock or certain of such partnership interests by the Guarantor and certain of its subsidiaries pursuant to various financing arrangements, or partnership, joint venture or other agreements.

          (m) The Indenture as executed has been filed as an exhibit to the Registration Statement. The Indenture, as supplemented by any and all supplements thereto, if any, to the date hereof and the supplement thereto, the Board Resolution or the Officers' Certificate (as such terms are defined in the Indenture) setting forth the terms of the Notes and the Guarantees (the Indenture, as so supplemented by any such supplements and by such supplement, Board Resolution or Officers' Certificate, being herein referred to as the "Designated Indenture"),

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     has been duly authorized by the Company and the  Guarantor.  The Designated
     Indenture, when duly executed and delivered (to the extent required by the Indenture) by the Company, the Guarantor and the Trustee, will constitute a valid and binding obligation of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

          (n) The Notes have been duly authorized by the Company and, when executed, authenticated, issued and delivered in the manner provided for in the Designated Indenture and sold and paid for as provided herein, will constitute valid and binding obligations of the Company, entitled to the benefits of the Designated Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

          (o) The Guarantees have been duly authorized by the Guarantor and, when the Guarantees and the Notes are executed, authenticated, issued and delivered in the manner provided for in the Designated Indenture and sold and paid for as provided herein, the Guarantees will constitute valid and binding obligations of the Guarantor, entitled to the benefits of the Designated Indenture and enforceable against the Guarantor in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

          (p) Each of the Designated Indenture, the form of the Notes and the Guarantees conforms to the descriptions thereof contained in the Prospectus.

          (q) Since the respective dates as of which information is given in the Registration Statement (as amended as of any time referred to in Section 1(b) above) and the Prospectus (as supplemented as of any time referred to in Section 1(b) above), except as otherwise disclosed therein or contemplated thereby, there has been no material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Guarantor and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business.

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          (r)  Neither the Company, the Guarantor nor any Significant Subsidiary
     is in violation of its certificate of incorporation (in the case of corporate subsidiaries) or its certificate of limited partnership or its partnership agreement (in the case of partnership subsidiaries) or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any bond, debenture, note or other evidence of indebtedness or in the terms of any class of its preferred stock or in any contract, indenture, mortgage, loan agreement, lease or other agreement or instrument to which the Company, the Guarantor or any Significant Subsidiary is a party or by which any of them or any of their properties are bound, which violation or default is material to the Guarantor and its subsidiaries considered as one enterprise. The execution and delivery of this Agreement, the Designated Indenture, the incurrence of the obligations herein and therein set forth, the consummation of the transactions herein and therein contemplated and compliance with the terms and provisions hereof and thereof are within the corporate power of the Company and the Guarantor and do not and will not result in any violation of the certificate of incorporation or by-laws of the Company, the Guarantor or any Significant Subsidiary (or, with respect to any Significant Subsidiary that is a partnership, its certificate of limited partnership or partnership agreement) or conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property of the Company, the Guarantor or any Significant Subsidiary under, any indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company, the Guarantor or any Significant
     Subsidiary is a party or by which they or any of their properties are bound, or any existing applicable law, rule or regulation, or any judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company, the Guarantor or any Significant Subsidiary or any of their properties, or any published rule, regulation or policy of any United States securities exchange on which any securities of the Company or the Guarantor are listed.

          (s) No authorization, approval, consent or license of any regulatory body or authority (other than under the Act, the Trust Indenture Act and the securities or Blue Sky laws of the various states), is legally required of the Company or the Guarantor for the valid authorization, issuance, sale and delivery of the Notes or for the execution, delivery or performance of the Designated Indenture by the Company and the Guarantor.

          (t) No action, suit or other proceeding at law or in equity is pending or threatened to which the Company, the Guarantor or any Significant Subsidiary is a party, and no proceeding is pending or threatened against or affecting the Company, the Guarantor or any Significant Subsidiary before or by any governmental official or commission, board or other administrative agency, wherein an

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     unfavorable decision, ruling or finding would materially adversely affect the consummation of this Agreement or the condition (financial or otherwise), earnings, business affairs or business prospects of the Guarantor and its subsidiaries considered as one enterprise, except as may otherwise be disclosed in the Prospectus.

          (u) The Guarantor (or the Company or one or more of their subsidiaries) holds all material licenses, certificates and permits from governmental authorities necessary for the conduct of the business of the Guarantor and its subsidiaries (considered as one enterprise) and owns, or possesses adequate rights to use, all material patents, inventions, trademarks and other rights necessary for the conduct of such business.

          (v) The following terms, when used in this Agreement, shall have the meanings indicated. The term "Effective Date" shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective and the latest date after the date hereof on which a document incorporated by reference in the Registration Statement pursuant to Item 12 of Form S-3 is filed with the Commission. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. "Basic Prospectus" shall mean the form of basic prospectus, relating to the Notes and the Guarantees, contained in the Registration Statement at the Effective Date. "Prospectus" shall mean the Basic Prospectus as supplemented by the Prospectus Supplement. "Registration Statement" shall mean the registration statement referred to in paragraph (a) above, including exhibits and financial statements, as amended at the Execution Time.
     "Rule 415" and "Rule 424" refer to such rules under the Act. Any reference herein to the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 that have been filed with the Commission under the Exchange Act on or before the effective date of the Registration Statement or the issue date of the Basic Prospectus, the Prospectus Supplement or the Prospectus, as the case may be, PROVIDED, HOWEVER, that, for purposes of this Agreement, the documents incorporated by reference in the Basic Prospectus, the Prospectus Supplement or the Prospectus shall only include such documents filed with the Commission from and including the filing of the last report on Form 10-K; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document with the Commission under the Exchange Act after the effective date of the Registration Statement or the issue date of the Basic Prospectus, the Prospectus Supplement or the Prospectus, as the case may be, deemed to be incorporated therein by

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     reference pursuant to Item 12 of Form S-3.

          2. APPOINTMENT OF AGENTS; SOLICITATION BY THE AGENTS OF OFFERS TO PURCHASE; SALES OF NOTES TO A PURCHASER. (a) Subject to the terms and conditions set forth herein, the Company hereby authorizes each of the Agents to act as its agent to solicit offers to purchase Notes from the Company.

          On the basis of the representations and warranties of the Company and the Guarantor set forth herein, and subject to the terms and conditions set forth herein, each of the Agents agrees to use its reasonable efforts, as agent of the Company, to solicit offers to purchase Notes from the Company upon the terms and conditions set forth in the Prospectus (and any supplement thereto) and in the Procedures. Each Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser of its offer to purchase Notes that has been solicited by such Agent and accepted by the Company, but such Agent shall not, except as otherwise provided in this Agreement, be obligated to disclose the identity of any purchaser or have any liability to the Company in the event any such purchase is not consummated for any reason.
Except as provided in Section 2(b), under no circumstances will any Agent be obligated to purchase any Notes for its own account. It is understood and agreed, however, that any Agent may purchase Notes as principal pursuant to
Section 2(b).

          The Company reserves the right, in its sole discretion, to instruct the Agents to suspend at any time, for any period of time or permanently, the soliciting of offers to purchase Notes. Upon receipt of instructions from the Company, the Agents will forthwith suspend soliciting offers to purchase Notes from the Company until such time as the Company has advised them that such solicitation may be resumed.

          The Company agrees to pay each Agent, on the Closing Date with respect to each sale of Notes by the Company as a result of a solicitation made by such Agent, a commission (the "Agency Sale Commission") in an amount equal to the percentage specified in Schedule I hereto of the aggregate issue price of the Notes offered through such Agent and sold by the Company. Such Agency Sale Commission shall be payable as specified in the Procedures.

          The Company may from time to time offer Notes for sale otherwise than through an Agent; PROVIDED, HOWEVER, that, so long as this Agreement is in effect, the Company will not appoint any other agent for the purpose of soliciting purchases of Notes on a continuous basis. It is understood, however, that if, from time to time, the Company is approached by a prospective agent offering a specific purchase of Notes, the Company may engage such agent with respect to such specific purchase, PROVIDED that (i) such agent is engaged pursuant to the terms of a Reverse Inquiry Agency Agreement in substantially the form of Exhibit B hereto and (ii) the Agents are given written notice of such purchase promptly after it is agreed to.

          If, as a result of a default by the Company in its

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obligation to deliver Notes to a purchaser whose offer therefor it has accepted, any Agent shall be subject to (i) any litigation or (ii) any investigation or proceeding by any governmental agency or body, the Company and the Guarantor, jointly and severally, agree to indemnify and hold harmless each Agent and each person, if any, who controls such Agent within the meaning of Section 15 of the Act,

          (1) against any and all loss, liability, claim, damage and expense whatsoever (x) arising out of such litigation, investigation or proceeding or (y) to the extent of the aggregate amount paid in settlement of any such litigation, investigation or proceeding or of any third-party claim whatsoever in connection with such default, if such settlement is effected with the written consent of the Company and the Guarantor, and

          (2) against any and all expenses whatsoever (including fees and disbursements of counsel chosen by the Agent, except to the extent otherwise expressly provided in Section 8(c)) reasonably incurred in investigating, preparing or defending against any such litigation, investigation or proceeding commenced or threatened, or any third-party claim whatsoever in connection with such default to the extent that any such expense is not paid under the above paragraph and any such indemnification of any Agent shall be subject to the provisions of
Section 8(c) hereof. If the indemnity provided for in the preceding sentence is for any reason held to be unenforceable, each indemnifying party shall contribute to the aggregate losses, liabilities, claims, damages and expenses to the extent provided under Section 8(d) hereof.

          (b) Subject to the terms and conditions set forth herein, whenever the Company and any of you determine that the Company shall sell Notes directly to any of you as principal, each such sale of Notes shall be made in accordance with the terms of this Agreement and a supplemental agreement relating to such sale. Each such supplemental agreement (which may be either an oral or written agreement) is herein referred to as a "Terms Agreement". Each Terms Agreement shall describe the Notes to be purchased by the Purchaser pursuant thereto and shall specify the aggregate principal amount of such Notes, the price to be paid to the Company for such Notes, the maturity date of such Notes, the rate at which interest will be paid on such Notes, the dates on which interest will be paid on such Notes and the record date with respect to each such payment of interest, the Closing Date for the purchase of such Notes, the place of delivery of such Notes and payment therefor, the method of payment and any requirements for the delivery of opinions of counsel, certificates from the Company and the Guarantor or their respective officers or a letter from the Guarantor's independent public accountants as described in Section 6(b). Any such Terms Agreement may also specify the period of time referred to in Section 4(q). Any written Terms Agreement may be in the form attached hereto as Exhibit C. The Purchaser's commitment to purchase Notes shall be deemed to have been made on the basis of the representations and warranties of the Company and the Guarantor herein contained and shall be subject to the terms and conditions hereof.

          Delivery of the certificates for Notes (with the Guarantees endorsed thereon) sold pursuant to a Terms Agreement shall be made not later than the Closing Date agreed to in such Terms Agreement, against payment of funds to the Company in the net amount due to the Company for such Notes by the method and in the form set forth in the Procedures, unless otherwise agreed to among the Company, the Guarantor and the Purchaser in such Terms Agreement.

          Unless otherwise agreed to among the Company, the Guarantor and the Purchaser in a Terms Agreement, any Note sold to a Purchaser (i) shall be purchased by such Purchaser at a price equal to 100% of the principal amount thereof less a percentage equal to the Agency Sale Commission applicable to a Note of identical maturity and (ii) may be resold by such Purchaser at varying prices from time to time or, if set forth in the applicable Terms Agreement and Pricing Supplement, at a fixed public offering price. In connection with any resale of Notes purchased by a Purchaser, such Purchaser may use a selling or dealer group and may reallow to any broker or dealer any portion of the discount or commission payable pursuant hereto; PROVIDED, HOWEVER, that the Purchaser shall notify the Company in advance of the identity of the members of the selling or dealer group that the Purchaser proposes to use and the Purchaser shall not use any such proposed member as to which the Company shall object.

          3. OFFERING AND SALE OF NOTES. Each Agent and each of the Company and the Guarantor agree to perform the respective duties and obligations specifically provided to be performed by them in the Procedures.

          4. AGREEMENTS. Each of the Company and the Guarantor agrees with you that:

          (a) Prior to the termination of the offering of Notes (and, in the event that an Agent has purchased Notes as principal, for a period equal to the lesser of (i) nine months following the date of issuance of such Notes and (ii) the resale by such Agent of all Notes purchased by it), neither the Company nor the Guarantor will file any amendment of the Registration Statement or supplement to the Prospectus (except for (i) periodic or current reports filed under the Exchange Act, (ii) a supplement relating to any offering of Notes and Guarantees providing solely for the specification of or a change in the maturity dates, interest rates, issue prices or other similar terms of any Notes or (iii) a supplement relating to an offering of Securities other than the Notes or the Guarantees) unless the Company and the Guarantor have furnished each of you a copy for your review prior to filing and given each of you a reasonable opportunity to comment on any such proposed amendment or supplement. Subject to the foregoing sentence, the Company and the Guarantor will cause each supplement to the Prospectus to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence of such filing satisfactory to you and will promptly advise each of you (i) when the Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of any offering of Notes, any amendment of the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement as amended, or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company or the Guarantor of any notification with respect to the suspension of the qualification of the Notes or Guarantees for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company and the Guarantor will use their best efforts to prevent the issuance of any such stop order or of any order suspending such qualification and, if any such order is issued, to obtain the lifting thereof as soon as possible.

          (b) If, at any time when a prospectus is required by the Act to be delivered in connection with any offering of Notes, any event shall occur as a result of which it is necessary, in the opinion of counsel for the Agents or counsel for the Company and the Guarantor, to amend the

     Registration Statement or supplement the Prospectus in order that the Prospectus as supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of either such counsel, to amend the Registration Statement or supplement the Prospectus in order to comply with the requirements of the Act or the Act Regulations, the Company and the Guarantor promptly will (i) notify each of you to suspend soliciting offers to purchase Notes (and, if so notified by the Company and the Guarantor, each of you shall forthwith suspend such solicitation and cease using the Prospectus as then supplemented), (ii) prepare and file with the Commission, subject to the first sentence of Section 4(a), an amendment or supplement that will correct such statement or omission or effect such compliance and (iii) supply any supplemented Prospectus to each of you in such quantities as you may reasonably request. If such amendment or supplement, and any documents, certificates and opinions furnished to each of you pursuant to Section 4(k) hereof in connection with the preparation or filing of such amendment or supplement, are satisfactory in all respects to each of you, you will, upon the filing of such amendment or supplement with the Commission and, if applicable, upon the effectiveness of an amendment to the Registration Statement, resume your obligation to solicit offers to purchase Notes hereunder.

          (c) During the period when a prospectus is required by the Act to be delivered in connection with any offering of Notes, the Company and the Guarantor will file promptly all documents required to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and will promptly furnish to each of you copies of such documents.

          (d) Promptly after there shall be released to the general public quarterly financial statement information, restated quarterly financial statement information, interim financial statement information with respect to any unanticipated charge or gain or, upon the reasonable request of the Agents, any other interim financial statement information related to the Guarantor with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, the Guarantor shall file with the Commission a Form 8-K under the Exchange Act that includes (or the Company and the Guarantor shall otherwise cause the Registration Statement to be amended and the Prospectus to be supplemented to include or incorporate by reference) a summary of such financial statement information with respect thereto and, if and to the extent relevant, corresponding information for the comparable period of the preceding fiscal year, and will furnish to each of you copies of such documents.

          (e) Promptly after audited financial statements of the Guarantor for any fiscal year are available, the Company and Guarantor will, upon the reasonable request of the Agents, cause the Registration Statement to be amended and the Prospectus to be supplemented, whether by the filing of documents pursuant to the Exchange Act, the Act or otherwise, to include or incorporate by reference such audited financial statements and the report or reports, and consent or consents to such inclusion or incorporation by reference, of the independent accountants with respect thereto and will furnish to each of you copies of such documents.

          (f) On, prior to or promptly following the date on which the Company or the Guarantor makes any announcement to the general public concerning earnings or concerning any other event that is required to be described, or that the Company or the Guarantor proposes to describe, in a document filed pursuant to the Exchange Act, the Company or the Guarantor, as the case may be, will furnish to each of you the information contained or to be contained in such announcement.

          (g) The Company and the Guarantor also will promptly furnish to each of you copies of all press releases or announcements issued by the Company or the Guarantor for dissemination on the Dow Jones Broad Tape. The Company or the Guarantor will immediately notify each of you of (i) any decrease in the rating of the Notes or any other debt securities of the Company or the Guarantor by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or
     (ii) any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change, as soon as the Company or the Guarantor learns of any such decrease or notice.

          (h) As soon as practicable, the Guarantor will make generally available to its security holders an earnings statement or statements of the Guarantor and its subsidiaries that will satisfy the provisions of
     Section 11(a) of the Act and Rule 158 under the Act.

          (i) The Company will furnish to each of you and your counsel, without charge, copies of the Registration Statement (including exhibits thereto) and any amendment thereto and, so long as delivery of a prospectus may be required by the Act, as many copies of the Prospectus and any supplement thereto as you may reasonably request.

          (j) The Company and the Guarantor will arrange for the qualification of the Notes and the Guarantees for sale under the laws of such jurisdictions as any of you may designate, will maintain such qualifications in effect for so long as may be required for the distribution of the Notes and the Guarantees, and will arrange for the determination of the legality of the Notes and the Guarantees for purchase by institutional investors; PROVIDED that neither the Company nor the Guarantor shall be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

          (k) The Company and the Guarantor shall furnish to each of you such information, documents, certificates of officers of the Company or the Guarantor and opinions of counsel for the Company and the Guarantor relating to the business, operations and affairs of the Guarantor, the Registration Statement, the Prospectus, and any amendments thereof or supplements thereto, the Designated Indenture, the Notes, the Guarantees, this Agreement, the Procedures and the performance by each of the Company, the Guarantor and you of its and your respective obligations hereunder and thereunder as any of you may reasonably request from time to time and at any time prior to the termination of this Agreement.

          (l) The Company and the Guarantor shall, jointly and severally, whether or not any sale of the Notes is consummated, (i) pay all expenses incident to the performance of their obligations under this Agreement and any Terms Agreement, including the fees and disbursements of their accountants and counsel, the cost of printing or other production and delivery of the Registration Statement, the Prospectus, all amendments thereof and supplements thereto, the Designated Indenture, this Agreement, any Terms Agreement and all other documents relating to the offering, the cost of preparing, printing, packaging and delivering the Notes (with the Guarantees endorsed thereon), the fees and disbursements, including fees of counsel, incurred in compliance with Section 4(j) hereof, the fees and disbursements of the Trustee, including fees and disbursements of counsel, and the fees of any agency that rates the Notes, (ii) reimburse each of you as requested for all out-of-pocket expenses (including without limitation advertising expenses), if any, incurred by you in connection with this Agreement and (iii) pay the fees and expenses of your counsel incurred in connection with this Agreement.

          (m) Each acceptance by the Company and the Guarantor of an offer to purchase Notes will be deemed to be an affirmation that their respective representations and warranties contained in this Agreement are true and correct at the time of such acceptance as though made at and as of such time, and will be true and correct at the settlement date for the sale of the Notes relating to such acceptance, as though made at and as of such time (it being understood that for purposes of the foregoing affirmation such representations and warranties shall relate to the Registration Statement and Prospectus as amended or supplemented at each such time). Each such acceptance by the Company and the Guarantor of an offer for the purchase of Notes will be deemed to constitute an additional representation, warranty and agreement by the Company and the Guarantor that, as of the settlement date for the sale of such Notes, after giving effect to the issuance of such Notes and Guarantees, of any other Notes and Guarantees to be issued on or prior to such settlement date and of any other Securities to be issued and sold by the Company or the Guarantor on or prior to such settlement date, the aggregate issue price of Securities (including any Notes and Guarantees) which have been issued and sold by the Company or the Guarantor will not exceed the amount of Securities registered pursuant to the Registration Statement. The Company and the Guarantor will inform you promptly upon your request of the aggregate issue price of Securities registered under the Registration Statement that remain unsold.

          (n) Each time the Registration Statement or the Prospectus is amended or supplemented (except for (i) a supplement relating to any offering of Notes and Guarantees providing solely for the specification of a change in the maturity dates, interest rates, issue prices or other similar terms of any Notes or (ii) a supplement relating to an offering of Securities other than the Notes or the Guarantees), the Company and the Guarantor will deliver or cause to be delivered promptly to each of you a certificate of the Company and the Guarantor, respectively, signed by the President or any Vice President, and the Chief Financial Officer or the Treasurer of each of the Company and the Guarantor, dated the date of the effectiveness of such amendment or the date of the filing of such supplement, in form reasonably satisfactory to you, of the same tenor as the certificate referred to in Section 5(d) but modified to relate to the last day of the fiscal quarter for which financial statements of the Guarantor were last filed with the Commission and to the Registration Statement and the Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement.

          (o) Each time the Registration Statement or the Prospectus is amended or supplemented (except for (i) quarterly reports filed under the Exchange Act, (ii) a supplement relating to any offering of Notes and Guarantees providing solely for the specification of or a change in the maturity dates, interest rates, issue prices or other similar terms of any Notes or
     (iii) a supplement relating to an offering of Securities other than the Notes or the Guarantees unless, in the case of clause (i) above, in the reasonable judgment of any of you, such financial statements or other information is of such a nature that an opinion of counsel should be furnished), the Company and the Guarantor shall furnish or cause to be furnished promptly to each of you a written opinion of counsel of the Company and the Guarantor satisfactory to each of you, dated the date of the effectiveness of such amendment or the date of the filing of such supplement, in form satisfactory to each of you, of the same tenor as the opinion referred to in Section 5(b) but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement or, in lieu of such opinion, counsel last furnishing such an opinion to you may furnish each of you with a letter to the effect that you may rely on such last opinion to the same extent as though it were dated the date of such letter authorizing reliance (except that statements in such last opinion will be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement).

          (p) Each time that the Registration Statement or the Prospectus is amended or supplemented to include or incorporate amended or supplemental financial information, the Guarantor shall cause its independent public accountants to promptly furnish each of you a letter, dated the date of the effectiveness of such amendment or the date of the filing of such supplement, in form satisfactory to each of you, of the same tenor as the letter referred to in Section 5(e), with such changes as may be necessary to reflect the amended and supplemental financial information included or incorporated by reference in the Registration Statement and the Prospectus, as amended or supplemented to the date of such letter; PROVIDED, HOWEVER, that, if the Registration Statement or the Prospectus is amended or supplemented solely to include or incorporate by reference financial information as of and for a fiscal quarter, the Guarantor's independent public accountants may limit the scope of such letter, which shall be satisfactory in form to each of you, to the unaudited financial statements, the related "Management's Discussion and Analysis of Financial Condition and Results of Operations" and any other information of an accounting, financial or statistical nature included in such amendment or supplement, unless, in the reasonable judgment of any of you, such letter should cover other information or changes in specified financial statement line items.

          (q) During the period, if any, specified (whether orally or in writing) in any Terms Agreement, neither the Company nor the Guarantor will, directly or indirectly, without the prior consent of the Purchaser thereunder, offer, sell or enter into any agreement to sell, in a public offering, any debt securities issued or guaranteed by the Company or the Guarantor with a maturity of more than one year and terms substantially similar to those of the Notes being purchased pursuant to such Terms Agreement (other than the Notes and the Guarantees being sold pursuant to such Terms Agreement). This limitation is not applicable to the public offering of tax exempt debt securities guaranteed by the Company or the Guarantor or to such other public offering of debt securities as may be specified in the Terms Agreement.

          (r) The Company and the Guarantor confirm as of the date hereof, and each acceptance by the Company and the Guarantor of an offer to purchase Notes will be deemed to be an affirmation, that the Company and the Guarantor have complied with all the provisions of Florida H.B. 1771, codified as Section 517.075 of the Florida Statutes, and all regulations promulgated thereunder relating to issuers doing business in Cuba, and will comply with such provisions and regulations during the period when a Prospectus is required by the Act to be delivered in connection with offering of Notes (including in connection with resales by a Purchaser of the Notes).

          (s) From the time (i) each of the Agents shall have suspended soliciting purchases of Notes in its capacity as agent pursuant to an instruction from the Company provided pursuant to Section 2(a) hereof and
     (ii) either all of the Agents that have purchased Notes as principal pursuant to a Terms Agreement have resold such Notes or nine months from the date of issuance of such Notes, to the time that the Company (x) advises the Agents that they may resume soliciting offers to purchase Notes as provided pursuant to Section 2(a) or (y) subsequently enters into a new Terms Agreement with an Agent, the Company shall not be required to comply with the provisions of subsections (b), (d), (e), (f) or (g) of this
     Section 4.

          5. CONDITIONS TO THE OBLIGATIONS OF THE AGENTS. The obligations of each Agent to solicit offers to purchase the Notes shall be subject to the accuracy of the representations and warranties on the part of the Company and the Guarantor contained herein as of the Execution Time, on the Effective Date, when any supplement to the Prospectus is filed with the Commission and as of each Closing Date, to the accuracy of the statements of the Company and the Guarantor made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Guarantor of their respective obligations hereunder and to the following additional conditions:

          (a) If filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, shall have been filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement as amended as of any such date shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

          (b) The Company and the Guarantor shall have furnished to each Agent the opinion of the General Counsel of the Company and the Guarantor, dated the Execution Time, to the effect that:

               (i) The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Connecticut, with full corporate power and authority under such laws to own its properties and conduct its business.


              (ii) The Guarantor is a corporation duly incorporated and validly existing in good standing under the laws of the State of New York, with full corporate power and authority under such laws to own its properties and conduct its business.

             (iii) Each of the Company and the Guarantor is duly qualified to do business as a foreign corporation in good standing in all jurisdictions in which the conduct of its business or the ownership or leasing of its properties requires such qualification, with only such exceptions as would not materially adversely affect the conduct of the business of the Guarantor and its subsidiaries considered as one enterprise.

              (iv) All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. All of such shares of capital stock of the Company are owned by the Guarantor free and clear of any liens, claims, equities or encumbrances in favor of others or restricting the Guarantor's disposition thereof, except that the terms of various financing arrangements of the Guarantor and the Company require the Guarantor to hold shares representing not less than 75% in voting power of all the voting stock of the Company and that certain financing arrangements effectively limit the disposition by the Guarantor of shares of capital stock of the Company.

               (v) All of the issued and outstanding shares of capital stock of the Guarantor have been duly authorized and validly issued and are fully paid and nonassessable, and none of such shares was issued in violation of the preemptive rights of any stockholder of the Guarantor.

              (vi) Except as disclosed in the Prospectus, each Significant Subsidiary is a corporation or partnership duly organized and validly existing in good standing under the laws of the jurisdiction of its organization and has full corporate or other power and authority to own its properties and conduct the business in which it is engaged. All of the issued and outstanding shares of capital stock of each Significant Subsidiary that is a corporation have been duly authorized and validly issued and are fully paid and nonassessable, and all the partnership interests in each Significant Subsidiary that is a partnership have been duly authorized. To the best of such counsel's knowledge, the shares of capital stock and the partnership interests of each

          Significant Subsidiary owned directly or indirectly by the Guarantor are owned free and clear of any liens, claims, equities or encumbrances in favor of others or restricting the Guarantor's disposition thereof, which liens, claims, equities or encumbrances are material to the Guarantor and its subsidiaries, considered as one enterprise, except for restrictions on the sale of certain shares of such stock or certain of such partnership interests by the Guarantor and certain of its subsidiaries pursuant to various financing arrangements, or partnership, joint venture or other agreements.

             (vii) The Designated Indenture has been duly authorized, executed and delivered by the Company and the Guarantor and, assuming the due authorization, execution and delivery by the Trustee, constitutes a valid and binding obligation of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

            (viii) The Notes have been duly authorized by the Company and, when duly executed and authenticated in accordance with the provisions of the Designated Indenture and delivered and paid for as contemplated herein, such Notes will constitute valid and binding obligations of the Company, entitled to the benefits of the Designated Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

              (ix) The Guarantees have been duly authorized by the Guarantor and, assuming that the Notes have been duly executed and authenticated in accordance with the provisions of the Designated Indenture, the Guarantees will have been duly endorsed on the Notes and will constitute valid and binding obligations of the Guarantor, entitled to the benefits of the Designated Indenture and enforceable against the Guarantor in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

               (x) Each of the Designated Indenture and the form of the Notes and the Guarantees conforms in all material respects as to legal matters to the descriptions thereof contained in the Prospectus.

              (xi) This Agreement has been duly authorized, executed and delivered by the Company and the Guarantor.

             (xii) The Indenture has been duly qualified under the Trust Indenture Act.

            (xiii) No authorization, approval, consent or license of any regulatory body or authority (other than under the Act, the Trust Indenture Act and the securities or Blue Sky laws of the various states), is presently legally required of the Company or the Guarantor for the valid authorization, issuance, sale and delivery of the Notes and the Guarantees as provided in the Prospectus, or for the execution, delivery or performance of the Designated Indenture by the Company and the Guarantor or, if so required, all such authorizations, approvals, consents and licenses, specifying the same, have been obtained and are in full force and effect.

             (xiv) To the best of such counsel's knowledge, there are no contracts, indentures, mortgages, loan agreements, leases or other documents of a character required to be described or referred to in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement, other than those so described, referred to or filed. The existing contracts, indentures, mortgages, loan agreements, leases and other documents so described, referred to or filed are correctly described as referred to therein, and no default exists in the due performance or observance of any obligation, agreement, covenant or condition contained in any contract or lease so described, referred to or filed, which default is material to the Guarantor and its subsidiaries considered as one enterprise.

              (xv) To the best of such counsel's knowledge, there are no legal or governmental proceedings pending or threatened to which the Guarantor or any of its subsidiaries is or may be a party, or of which any of their properties are or may be the subject, that are required to be disclosed in the Registration Statement or Prospectus, other than those disclosed therein.

             (xvi) The descriptions in the Prospectus of such of the statutes, regulations, legal or governmental proceedings, contracts and other documents as have been included therein are accurate in all material respects and set forth the information required to be shown in the context presented.

            (xvii) The issuance and delivery of the Notes and the Guarantees, the execution and delivery of this Agreement and the Designated Indenture, the consummation of the transactions herein and therein contemplated, and compliance with the terms hereof and thereof are within the corporate power of the Company and the Guarantor, have been duly authorized by all necessary corporate action and do not and will not (A) result in any violation of the certificate of incorporation or by-laws of the Company, the Guarantor or any Significant Subsidiary (or, with respect to any Significant Subsidiary that is a partnership, its certificate of limited partnership or partnership agreement) or
          (B) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property of the Company, the Guarantor or any Significant Subsidiary under (1) any indenture, mortgage, loan agreement, note, lease or other agreement or instrument known to such counsel to which the Company, the Guarantor or any Significant Subsidiary is a party or by which they or any of their properties are bound, or (2) any existing applicable law, rule or regulation (other than the securities or Blue Sky laws of the various states, as to which such counsel need express no opinion), or
          (3) any judgment, order or decree known to such counsel of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company, the Guarantor or any Significant Subsidiary or any of their properties, or (4) any published rule, regulation or policy of any United States securities exchange on which any securities of the Company or the Guarantor are listed.

           (xviii) The Registration Statement has become effective under the Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for that purpose have been instituted or are pending or are threatened under the Act.

             (xix) The Registration Statement and the Prospectus, and each amendment or supplement thereto (except for the documents incorporated by reference therein and except for the financial statements and other financial or statistical data included or incorporated by reference therein or omitted therefrom, as to which such counsel need express no opinion), as of their respective effective or issue dates, appear on their face to have been appropriately responsive in all material respects to the requirements of the Act and the Act Regulations. The Designated Indenture and the Statement of Eligibility of the Trustee on Form T-1 filed with the Commission as part of the Registration Statement appear on their face to have been appropriately responsive in all material respects to the requirements of the Trust Indenture Act and the rules and regulations thereunder.

              (xx) The documents incorporated by reference in the Prospectus (except for the financial statements and other financial or statistical data included or incorporated by reference therein or omitted therefrom, as to which such counsel need express no opinion, and except to the extent that any statement in any such document is modified or superseded in a subsequently filed document or in the Prospectus), as of the dates they were filed with the Commission, appear on their face to have been appropriately responsive in all material respects to the requirements of the Exchange Act and the Exchange Act Regulations.

             (xxi) Such counsel has participated in the preparation of the Registration Statement, the Prospectus and the documents incorporated by reference therein, and no facts have come to his attention to lead him to believe (A) that the Registration Statement (except for the financial statements and other financial or statistical data included or incorporated by reference therein or omitted therefrom, as to which such counsel need express no opinion), at the Effective Date or at the Execution Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (B) that the Prospectus (except for the financial statements and other financial or statistical data included or incorporated by reference therein or omitted therefrom, as to which such counsel need express no opinion), at the time the Prospectus was issued or at the Execution Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     Such opinion shall be to such further effect with respect to other legal matters relating to this Agreement and the offering of the Securities as counsel for the Agents may reasonably request. In giving such opinion, such counsel may rely, as to all matters governed by laws other than the law of the State of New York and the federal law of the United States, upon opinions of other counsel, who shall be counsel satisfactory to counsel for the Agents, in which case the foregoing opinion shall state the belief that you and such counsel are entitled to so rely. Such counsel may also state that he expresses no opinion on fraudulent conveyances and that, insofar as such opinion involves factual matters, he has relied, to the extent he deems proper, upon certificates of officers of the Company or the Guarantor, or both, and their subsidiaries and certificates of public officials (together with any supplement thereto). References to the Registration

     Statement and the Prospectus in this paragraph (b) include any amendments or supplements thereto at the date such opinion is rendered.

          (c) Each Agent shall have received from Shearman & Sterling, counsel for the Agents, such opinion or opinions, dated the Execution Time, with respect to the issuance and sale of the Notes and the Guarantees, the Designated Indenture, the Registration Statement (together with any amendment thereto), the Prospectus (together with any supplement thereto) and other related matters as the Agents may reasonably require, and the Company and the Guarantor shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In giving such opinion such counsel may rely, as to all matters governed by laws other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to you. Such counsel may also state that they express no opinion on fraudulent conveyances and that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company or the Guarantor, or both, and its subsidiaries and certificates of public officials.

          (d) Each of the Company and the Guarantor shall have furnished to each Agent a certificate, signed by the President or any Vice President, and the Chief Financial Officer or the Treasurer of each of the Company and the Guarantor, dated the Execution Time, to the effect that the signers of such certificates have carefully examined the Registration Statement, the Prospectus, any supplement to the Prospectus and this Agreement and that:

               (i) the representations and warranties of the Company and the Guarantor in this Agreement are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof and each of the Company and the Guarantor has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied as a condition to the obligation of the Agents to solicit offers to purchase the Notes;

              (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's and the Guarantor's knowledge, threatened; and

             (iii) since the date of the most recent financial statements included or incorporated by reference in the Prospectus (as in effect at the Execution Time), there has been no material adverse change in the condition (financial or other), earnings, business affairs or business prospects of the Guarantor and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, except as set forth in or contemplated in the Prospectus
          (as in effect at the Execution Time).

          (e) At the Execution Time, each Agent shall have received the letter of Price Waterhouse, independent accountants of the Guarantor, specified in Exhibit D.

          (f) Prior to the Execution Time, the Company and the Guarantor shall have furnished to each Agent such further information, documents, certificates and opinions of counsel as the Agents may reasonably request.


          If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to such Agents and counsel for the Agents, this Agreement and all obligations of any Agent hereunder may be canceled at any time by the Agents. Notice of such cancelation shall be given to the Company and the Guarantor in writing or by telephone or telecopy confirmed in writing.

          The documents required to be delivered by this Section 5 shall be delivered at the office of Shearman & Sterling, counsel for the Agents, at 599 Lexington Avenue, New York, New York, on the date hereof.

          6. CONDITIONS TO THE OBLIGATIONS OF A PURCHASER. The obligations of a Purchaser to purchase any Notes will be subject to the accuracy of the representations and warranties on the part of the Company and the Guarantor herein as of the date of the related Terms Agreement and as of the Closing Date for such Notes, to the performance and observance by the Company and the Guarantor of all covenants and agreements herein contained on their part to be performed and observed and to the following additional conditions precedent:

          (a) No stop order suspending the effectiveness of the Registration Statement, as amended as of the date of the related Terms Agreement, shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

          (b) To the extent agreed to between the Company and the Purchaser in a Terms Agreement, the Purchaser shall have received, appropriately updated, (i) a certificate of the Company and the Guarantor, dated as of the Closing Date, to the effect set forth in Section 5(d) (except that references to the Registration Statement and the Prospectus shall be to the Prospectus as supplemented as of the date of such Terms Agreement),
     (ii) the opinion of the General Counsel of the Company and the Guarantor, dated as of the Closing Date, to the effect set forth in Section 5(b),
     (iii) the opinion of Shearman & Sterling, counsel for the Purchaser, dated as of the Closing Date, to the effect set forth in Section 5(c), and (iv) a letter of Price Waterhouse, independent accountants for the Guarantor, dated as of the Closing Date, to the effect set forth in Section 5(e).

          (c) Prior to the Closing Date, the Company and the Guarantor shall have furnished to the Purchaser such further information, documents, certificates and opinions as the Purchaser may reasonably request.

          If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement and the applicable Terms Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement or such Terms Agreement and required to be delivered to the Purchaser pursuant to the terms hereof and thereof shall not be in all material respects reasonably satisfactory in form and substance to the Purchaser and its counsel, such Terms Agreement and all obligations of the Purchaser thereunder and with respect to the Notes subject thereto may be canceled at, or at any time prior to, the respective Closing Date by the Purchaser. Notice of such cancelation shall be given to the Company and the Guarantor in writing or by telephone or telecopy confirmed in writing.

          7.  RIGHT OF PERSON WHO AGREED TO PURCHASE TO REFUSE TO PURCHASE.
(a) The Company and the Guarantor agree that any person who has agreed to purchase and pay for any Note pursuant to a solicitation by any of the Agents shall have the right to refuse to purchase such Note if, at the Closing Date therefor, any condition set forth in Section 5 or 6, as applicable, shall not be satisfied.

          (b) The Company and the Guarantor agree that any person who has agreed to purchase and pay for any Note pursuant to a solicitation by any of the Agents shall have the right to refuse to purchase such Note if, subsequent to the agreement to purchase such Note, any change, condition or development specified in any of Sections 9(b)(i) through (v) shall have occurred (with the judgment of the Agent that presented the offer to purchase such Note being substituted for any judgment of a Purchaser required therein) the effect of which is, in the judgment of the Agent that presented the offer to purchase such Note, so material and adverse as to make it impractical or inadvisable to proceed with the sale and delivery of such Note (it being understood that under no circumstance shall any such Agent have any duty or obligation to the Company or the Guarantor or to any such person to exercise the judgment permitted to be exercised under Section 7(b) and Section 9(b)).

          8.  INDEMNIFICATION AND CONTRIBUTION.  (a)
The Company and the Guarantor, jointly and severally, agree to indemnify and hold harmless each Agent and each person, if any, who controls any Agent within the meaning of Section 15 of the Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever arising out of or based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of or based upon an untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus supplement or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

         (ii) against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, or of any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company and the Guarantor; and

        (iii) against any and all expenses whatsoever (including fees and disbursements of counsel chosen by you, except to the extent otherwise expressly provided in Section 8(c)), reasonably incurred in investigating, preparing or defending against any litigation, any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

PROVIDED that this indemnity does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission (A) made in reliance upon and in conformity with information furnished or confirmed in writing to the Company or the Guarantor by any of you specifically for inclusion in the Registration Statement (or any amendment thereto) or the Prospectus (or any supplement thereto) or (B) made in that part of the Registration Statement constituting the Statement of Eligibility under the Trust Indenture Act (Form T-1) of the Trustee.

          Insofar as this indemnity agreement may permit indemnification for liabilities under the Act of any person who is a partner of an Agent or who controls an Agent within the meaning of Section 15 of the Act and who, at the date of this Agreement, is a director, officer or controlling person of the Company or the Guarantor, such indemnity agreement is subject to the undertakings of the Company and the Guarantor in the Registration Statement under Item 17 thereof.

          (b) Each of you severally agrees to indemnify and hold harmless the Company and the Guarantor, their directors, each of their officers who signed the Registration Statement, and each person, if any, who controls the Company or the Guarantor within the meaning of Section 15 of the Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 8(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, relating to each of you made in the Registration Statement (or any amendment thereto) or any preliminary prospectus supplement or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished or confirmed in writing to the Company or the Guarantor by each of you specifically for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus supplement or the Prospectus (or any amendment or supplement thereto).

          (c) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. If it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant in such action, which approval shall not be unreasonably withheld, PROVIDED that, if such indemnified party or parties reasonably determine that there may be legal defenses available to them that are different from or in addition to those available to such indemnifying party or parties, then such indemnifying party or parties shall not be entitled to assume such defense. If the indemnifying party or parties are not entitled to assume the defense of such action as a result of the proviso to the preceding sentence, counsel for the indemnifying party or parties shall be entitled to conduct the defense of such indemnifying party or parties and counsel for the indemnified party or parties shall be entitled to conduct the defense of such indemnified party or parties, it being understood that both such counsel will cooperate with each other to conduct the defense of such action as efficiently as possible. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall be liable under this Section 8 for any settlement of any claim or action effected without its consent.

          (d) In order to provide for just and equitable contribution in circumstances under which the indemnity provided for in Section 8(a) and 8(b) is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, each indemnifying party shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity incurred by the Company, the Guarantor or one or more of the Agents in such proportions that (a) each of the Agents is responsible for that portion of such losses represented by the percentage that the total commissions received by such Agent with respect to the offering of the

Notes to the date of such liability bears to the total sale price from the sale of the Notes sold to or through the Agents to the date of such liability and (b) the Company and the Guarantor, jointly and severally, are responsible for the balance; PROVIDED that (i) in no case shall any Agent be responsible for any amount in excess of the commissions received by such Agent in connection with the sale of Notes and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls an Agent within the meaning of Section 15 of the Act shall have the same rights to contribution as such Agent, and each director of the Company or the Guarantor, each officer of the Company or the Guarantor who signed the Registration Statement, and each person, if any, who controls the Company or the Guarantor within the meaning of Section 15 of the Act shall have the same rights to contribution as the Company and the Guarantor.

          9. TERMINATION. (a) This Agreement will continue in effect until terminated as provided in this Section 9. This Agreement may be terminated by the Company and the Guarantor as to any Agent or by any Agent insofar as this Agreement relates to such Agent, by giving written notice of such termination to such Agent or to the Company and the Guarantor, as the case may be. This Agreement shall so terminate at the close of business on the first business day following the receipt of such notice by the party to whom such notice is given. In the event of such termination, no party shall have any liability to the other party hereto, except as provided in the fourth paragraph of Section 2(a),
Section 4(l), Section 8 and Section 10.

          (b) Each Terms Agreement shall be subject to termination, in the absolute discretion of the Purchaser, by notice given to the Company and the Guarantor prior to payment for any Note to be purchased thereunder, if at or prior to such time (i) there has been, subsequent to the acceptance by the Company of the Purchaser's offer to purchase such Note, except as otherwise disclosed in the Registration Statement and Prospectus (exclusive of any supplement or amendment thereto filed after the date of the related Terms Agreement), any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, (ii) there shall have been, subsequent to the agreement to purchase such Note, any decrease in the rating of any debt securities of the Company or the Guarantor by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change, (iii) trading in the Guarantor's Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (iv) a banking moratorium shall have been declared by either Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the Purchaser, impracticable or inadvisable to proceed with the offering or delivery of such Notes as contemplated by the Prospectus (exclusive of any supplement thereto).

          10. SURVIVAL OF CERTAIN PROVISIONS. The respective agreements, representations, warranties, indemnities and other statements of the Company and the Guarantor or their respective officers and of you set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of you, the Company or the Guarantor or any of the directors, officers, employees, agents or controlling persons referred to in Section 8, and will survive delivery of and payment for the Notes. The provisions of Sections 4(l) and 8 shall survive the termination or cancelation of this Agreement. The provisions of this Agreement (including without limitation Section 7) applicable to any purchase of a Note for which an agreement to purchase exists prior to the termination hereof shall survive any termination of this Agreement. If at the time of termination of this Agreement any Purchaser shall own any Notes with the intention of selling them, the provisions of Section 4 shall remain in effect until such Notes are sold by the Purchaser.

          11. NOTICES. All communications hereunder will be in writing and effective only on receipt, and, if sent to any of you, will be mailed, delivered or telecopied and confirmed to such of you, at the address specified in Schedule I hereto; or, if sent to the Company or the Guarantor, or both, will be mailed, delivered or telecopied and confirmed to it at One Town Center Road, Boca Raton, Florida 33486-1010, attention of the Treasurer (with a copy to the Secretary).

          12. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto, their respective successors, the directors, officers, employees, agents and controlling persons referred to in Section 8 and, to the extent provided in Section 7, any person who has agreed to purchase Notes, and no other person will have any right or obligation hereunder.

          13. APPLICABLE LAW. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed in such State.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Guarantor and you.

                                       Very truly yours,

                                       W. R. GRACE & CO.-CONN.

                                       By
                                         --------------------------
                                          NAME AND TITLE:


                                       W. R. GRACE & CO.


                                       By
                                         --------------------------
                                          NAME AND TITLE:


The foregoing Agreement is
hereby confirmed and accepted
as of the date hereof.

Salomon Brothers Inc


By:
    ---------------------
     Vice President


J.P. Morgan Securities Inc.


By:
    ----------------------
    [Title]


UBS Securities Inc.


By:
   ------------------------
    [Title]

                                                                       EXHIBIT A


                             W. R. GRACE & CO.-CONN.

                   Medium-Term Note Administrative Procedures
                           Dated as of April  7 , 1994
        ----------------------------------------------------------------

          Medium-Term Notes, Series A with an aggregate issue price of up to $300,000,000 (or the equivalent thereof, if any of the Notes are denominated other than in U.S. dollars) (the "Notes") of W. R. Grace & Co.-Conn. (the "Company") are to be offered on a continuous basis. Salomon Brothers Inc, J.P. Morgan Securities Inc. and UBS Securities Inc., as agents (each an "Agent"), have agreed to solicit offers to purchase Notes. The Notes are to be guaranteed by W. R. Grace & Co. (the "Guarantor"). The Notes and the related guarantees (the "Guarantees") are being sold pursuant to a Selling Agency Agreement, dated the date hereof, among the Company, the Guarantor and the Agents (the "Agency Agreement"). The Notes will rank equally with all other unsecured and unsubordinated indebtedness for borrowed money of the Company; and the Guarantees will rank equally with all other unsecured and unsubordinated indebtedness for borrowed money of the Guarantor. Both the Notes and the Guarantees have been registered with the Securities and Exchange Commission (the "Commission"). The Notes and Guarantees will be issued under an Indenture dated as of January 28, 1993 (the "Indenture"), among the Company, the Guarantor and NationsBank of Georgia, National Association, Trustee (the "Trustee").

          The Agency Agreement provides that Notes may also be purchased by an Agent acting solely as principal and not as agent. In the event of any such purchase, the functions of both the Agent and the beneficial owner under the administrative procedures set forth below shall be performed by such Agent acting solely as principal, unless otherwise agreed by the Company and such Agent acting as principal.

          Unless otherwise defined herein, terms defined in the Indenture and the Prospectus (as defined in the Agency Agreement) shall be used herein as therein defined. To the extent the procedures set forth below conflict with the provisions of the Notes, the Indenture, the Letter of Representations (as defined below), DTC's operating requirements or the Agency Agreement, the relevant provisions of the Notes, the Indenture, the Letter of Representations, DTC's operating requirements and the Agency Agreement shall control.

          Each Note (with a Guarantee endorsed thereon) will be represented either by (i) a Global Note registered in the name of The Depository Trust Company ("DTC") or another depository (each Note represented by a Global Note, a "Book-Entry Note") or (ii) a Note issued in certificated form (a "Certificated Note"). Unless otherwise specified in the applicable Pricing Supplement, each Note will be represented by a Global Note and the depository will be DTC. Beneficial interests in Book-Entry Notes may be exchanged for Notes in certificated form only in the limited circumstances set forth in the Prospectus.

          The following description explains (or provides a cross reference to explanations of) procedures to be followed for the solicitation of offers to purchase Notes and the sale of Notes by the Company as a result thereof. Book-Entry Notes will be issued in accordance with the administrative procedures set forth in Part I hereof, as adjusted to comply with any changes in DTC's operating requirements, and Certificated Notes will be issued in accordance with the administrative procedures set forth in Part II hereof. Administrative and record-keeping responsibilities will be handled for the Company by the staff of its Treasurer. The Company will advise the Agents and the Trustee in writing of those persons handling administrative responsibilities with whom the Agents and the Trustee are to communicate regarding offers to purchase Notes and the details of their delivery.

                                     PART I

ADMINISTRATIVE PROCEDURES FOR BOOK-ENTRY NOTES

          In connection with qualification of the Book-Entry Notes for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its obligations under a Letter of Representations from the Company and the Trustee to DTC dated as of the date hereof (the "Letter of Representations") and a Medium-Term Note Certificate Agreement between the Trustee and DTC and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement system ("SDFS").

          DESCRIPTION OF BOOK-ENTRY NOTES. Each Book-Entry Note will mature on a date more than nine months after the Issue Date for such Note.

          The authorized denominations of Book-Entry Notes denominated in U.S. dollars will be $1,000 and integral multiples thereof. Global Notes will be denominated in principal amounts not in excess of $150,000,000. If one or more Book-Entry Notes having an aggregate principal amount in excess of $150,000,000 would, but for the preceding sentence, be represented by a single Global Note, then one Global Note will be authenticated and issued to represent $150,000,000 principal amount of such Book-Entry Note or Notes and an additional Global Note will be authenticated and issued to represent any remaining principal amount of such Book-Entry Note or Notes. In such a case, each of the Global Notes representing such Book-Entry Note or Notes shall be assigned the same CUSIP number.

          ISSUANCE. On any date of settlement (as defined under "Settlement" below) for one or more Book-Entry Notes, the Company will issue one or more Global Notes in fully registered form without coupons in accordance with Section 3 of the Letter of Representations.

          CUSIP NUMBERS. The Company will comply with (and the Company will make arrangements with the CUSIP Service Bureau of Standard & Poor's Corporation (the "CUSIP Service Bureau") for the reservation of a series of CUSIP numbers in accordance with) their respective obligations under Section 2 of the Letter of Representations. The Company and/or the Trustee will assign CUSIP numbers to Global Notes and will, on the day on which an offer to purchase one or more Book-Entry Notes is accepted by the Company, notify the Agents by telephone of the CUSIP number assigned to the related Global Note. DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Company has assigned to Global Notes. The Trustee will notify the Company at any time when fewer than 100 of the reserved CUSIP numbers remain unassigned to Global Notes, and the Company will reserve additional CUSIP numbers for assignment to Global Notes. Upon obtaining such additional CUSIP numbers, the Company shall deliver a list of such additional CUSIP numbers to the Trustee and DTC.

          TRANSFERS AND CONSOLIDATIONS. Transfers of Notes will be accomplished by book entries made in accordance with the procedures described in the Basic Prospectus under the heading "Book-Entry Debt Securities". Consolidations of Notes will be accomplished in accordance with Section 8 of the Letter of Representations.

          ACCRUAL AND PAYMENT OF INTEREST. Interest on Book-Entry Notes will accrue and will be paid at the times and in the manner consistent with the descriptions thereof in the Prospectus Supplement and the applicable Pricing Supplement.

          NOTICE OF INTEREST PAYMENT AND REGULAR RECORD DATES. Between a Regular Record Date and an Interest Payment Date, the Trustee will notify the Company and DTC of the amount of interest due with respect to each Book-Entry Note. Promptly after each Interest Determination Date for Floating Rate Book-Entry Notes, the Trustee, as Calculation Agent, will notify Standard & Poor's Corporation of the interest rates determined on such Interest Determination Date.

          PROCEDURES UPON COMPANY'S EXERCISE OF OPTIONAL INTEREST RESET. In the event the Company has the option to elect to reset the interest rate on a Fixed Rate Note or the Spread or Spread Multiplier on a Floating Rate Note, and the Company exercises such option, the Company and the Trustee shall comply with the provisions of the Prospectus Supplement under the heading "Subsequent Interest Periods -- Interest Rate Reset" and Section 9 of the Letter of Representations.

          PROCEDURES UPON COMPANY'S EXERCISE OF OPTIONAL REDEMPTION. In the event the Company has the option to elect to redeem a Book-Entry Note, and the Company exercises such option, the Company and the Trustee shall comply with the provisions of the Prospectus Supplement under the heading "Redemption and Repayment" and Section 9 of the Letter of Representations.

          PROCEDURE FOR RATE SETTING AND POSTING. The Company and the Agents will discuss from time to time the aggregate principal amount of, the issue price of, and the interest rates to be borne by, Book-Entry Notes that may be sold as a result of the solicitation by the Agents of offers to purchase Notes. If the Company decides to set prices of, and rates borne by, any Book-Entry Notes in respect of which the Agents are to solicit offers (the setting of such prices and rates to be referred to herein as "posting") or if the Company decides to change prices or rates previously posted by it, it will promptly advise the Agents of the prices and rates to be posted. When the Company has determined to change the posted interest rates of Book-Entry Notes being offered, it will promptly advise the Agents and the Agents will forthwith suspend soliciting offers. At such time as the Company has advised the Agents of the new interest rates, the Agents may resume soliciting offers. Until such time, only "indications of interest" may be recorded.

          PREPARATION AND DELIVERY OF PRICING SUPPLEMENT. If any offer to purchase a Book-Entry Note is accepted by the Company, the Company and the Guarantor will prepare a Pricing Supplement reflecting the applicable interest rates and other terms of such Book-Entry Note, will arrange to have copies thereof filed with the Commission in accordance with the applicable paragraph of Rule 424(b) under the Act and will supply at least ten copies thereof (and additional copies if requested) to the Agent that presented the offer (the "Presenting Agent"). On the day on which an offer to purchase a Book-Entry Note is accepted by the Company, the Company will inform the Trustee of such acceptance by telephone at (404) 607-3101 and deliver via telecopy (with a hard copy to follow by mail) a copy of the Pricing Supplement at the following location: NationsBank of Georgia, N.A., 600 Peachtree St. NE, Suite 900, Atlanta, GA 30308, Attention: Elizabeth T. Talley, Telecopy: (404) 607-3625. In addition, the Company shall deliver the completed Pricing Supplement via hand delivery, overnight mail or telecopy at the following locations:

          For Salomon Brothers Inc:          Salomon Brothers Inc
                                             8800 Hidden River Parkway
                                             Tampa, Florida  33637
                                             Attention:  Enrique Castro
                                             Telecopy:  (813) 558-4123;

          For J.P. Morgan Securities Inc.:   J.P. Morgan Securities Inc.
                                             60 Wall Street, 3rd Floor
                                             New York, New York  10260
                                             Attention:  Medium-Term Note Desk
                                             Telecopy:  (212) 648-5907;

          For UBS Securities Inc.:      UBS Securities Inc.
                                        299 Park Avenue
                                        New York, New York  10171
                                        Attention:  Rich Messina
                                        Telecopy:  (212) 821-4083.

          The Presenting Agent will cause a Prospectus and Pricing Supplement to be delivered to each purchaser of a Book-Entry Note.

          A copy of the Prospectus and a Pricing Supplement relating to a Book-Entry Note must accompany or precede the earliest of (i) a written acceptance by the Company, if any, of an offer by the purchaser of a Book-Entry Note, (ii) confirmation of the purchase of such Book-Entry Note and (iii) payment for such Book-Entry Note by its purchaser. Subject to the terms of the Agency Agreement, the Presenting Agent will deliver a Prospectus and Pricing Supplement as herein described with respect to each Book-Entry Note sold by it. The Company will make such delivery if such Book-Entry Note is sold directly by the Company to a purchaser (other than an Agent).

          Outdated Pricing Supplements (other than those retained for files) will be destroyed.

          CONFIRMATION. For each offer to purchase a Book-Entry Note solicited by any Agent and accepted by or on behalf of the Company, the Presenting Agent will issue a confirmation to the purchaser, with a copy to the Company, setting forth the details referred to above and delivery and payment instructions.

          SETTLEMENT. The receipt by the Company of immediately available funds in payment for a Book-Entry Note and the authentication and issuance of the Global Note representing such Book-Entry Note shall constitute "settlement" with respect to such Book-Entry Note. All orders accepted by the Company will be settled on the fifth Business Day following the date of sale of such Book-Entry Note pursuant to the timetable for settlement set forth in the Medium-Term Note Certificate Agreement between the Depository and the Trustee, unless the Company and the purchaser agree to settlement on another day, which shall be no earlier than the next Business Day following the date of sale.

          SETTLEMENT PROCEDURES. Settlement procedures with regard to each Book-Entry Note sold by the Company through any Agent, as agent, shall be consistent with those used in DTC's Participant Terminal System ("PTS"). The procedures to be followed upon a failure to settle shall also be governed by PTS.

          AUTHENTICITY OF SIGNATURES. The Company will cause the Trustee to furnish to the Agents from time to time the specimen signatures of the Trustee's officers, employees or agents who have been authorized by the Trustee to authenticate Global Notes, but no Agent will have any obligation or liability to the Company or the Trustee in respect of the authenticity of the signature of any officer, employee or agent of the Company, the Guarantor or the Trustee on any Global Note.

          PERIODIC STATEMENTS FROM THE TRUSTEE. Periodically, the Trustee will send to the Company a statement setting forth the principal amount of Book-Entry Notes outstanding as of that date and setting forth a brief description of any sales of Book-Entry Notes of which the Company has advised the Trustee, but which have not yet been settled. The Trustee shall deliver such statement to the Company at the following address (or such other address as the Company may from time to time specify in writing): W. R. Grace & Co.-Conn., One Town Center Road, Boca Raton, FL 33486-1010, Attention: Treasurer.

          DTC ACCOUNT NUMBERS. The DTC account numbers of the relevant parties to this matter are: Salomon Brothers Inc: 274; J.P. Morgan Securities Inc.:
060; UBS Securities Inc.:  542; and NationsBank of Georgia, National
Association:  2009.

                                     PART II


ADMINISTRATIVE PROCEDURES FOR CERTIFICATED NOTES

          In the event Certificated Notes are issued, information concerning the administrative procedures with respect to such notes will be described in the applicable Pricing Supplement and, if the Company deems it appropriate, in a supplement to these Administrative Procedures.

                                    Exhibit B




[Trade Date]


[Name and address of Reverse Inquiry Agent]



Re:               $300,000,000 Medium-Term Notes Due More
                    Than Nine Months From Date of Issue
                  Pricing Supplement Number ______
                  Settlement Date: _____________________
                  (See Attached Terms Agreement)



Dear [Reverse Inquiry Agent]:


Reference is made to the Selling Agency Agreement dated March ___ , 1994 (the "Agreement") pertaining to up to $300,000,000 aggregate issue price of Medium-Term Notes, Series A (the "Notes") to be offered from time to time by
W. R. GRACE & CO.-CONN. (the "Company"). The Notes are to be unconditionally guaranteed (the "Guarantees") as to payment of principal (and premium, if any) and interest, if any, by W. R. GRACE & CO., a New York corporation and sole
shareholder of the Company (the "Guarantor").   The provisions of the Agreement
(a copy of which has been previously provided to you) are hereby incorporated by reference, and each of the representations and warranties set forth therein shall be deemed to have been made to you as of the date hereof. Subject to the terms as set forth therein, the Company hereby appoints you as an Agent (as such term is defined in the Agreement) of the Company for the purposes of soliciting one offer to purchase Notes from the Company containing the terms as set forth in the above-referenced Pricing Supplement. This appointment is effective as to and extends only to the one transaction that you are presenting to the Company (see attached Terms Agreement), and the Agreement shall automatically be terminated as to you upon the earlier to occur of (i) payment made in full to the Company for the Notes sold pursuant to the offer presented or (ii) the Company or you determine not to proceed with the transaction and advise the other of this fact. Upon such termination of the Agreement by the Company, neither you nor the Company shall have any liability to the other except as provided in Section 9(a) of the Agreement. You agree to be bound by, and comply with, all of the provisions of the Agreement applicable to Agents thereunder.

[As a condition precedent to your obligation to consummate the transaction referred to above, you shall receive the following: (i) the opinions of counsel, dated _________ [recent date or most recent periodic update] pursuant to Sections 5(b) and 5(c) of the Agreement; (ii) an Officer's Certificate dated __________ [recent date], pursuant to Section 5(d) of the Agreement; (iii) a letter from Price Waterhouse dated _______ [recent date or most recent periodic update] delivered pursuant to Section 5(e) of the Agreement; and (iv) a copy of the resolutions adopted by each of the Company and the Guarantor with respect to the Form of Note (with the Guarantee endorsed thereon) evidencing the securities described in the above referenced Pricing Supplement, certified by an appropriate officer of the Company and the Guarantor, respectively.]

This letter agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed in such State.

If the foregoing is in accordance with your understanding, please sign and return to us two counterparts hereof, whereupon this letter shall constitute a binding agreement among the Company, the Guarantor and you in accordance with its terms.

                                        Very truly yours,

                                        W. R. GRACE & CO.-CONN.

                                        By ______________________
                                           NAME AND TITLE:


                                        W. R. GRACE & CO.

                                        By ______________________
                                           NAME AND TITLE:


Agreed and Accepted
as of the date hereof:

By: _____________________________
    NAME AND TITLE:

                                    Exhibit C


                             W. R. GRACE & CO.-CONN.
                           (a Connecticut corporation)

                         $300,000,000 Medium-Term Notes
                            Due More Than Nine Months
                               From Date of Issue

                          Unconditionally Guaranteed by

                                W. R. GRACE & CO.
                            (a New York corporation)

                                 TERMS AGREEMENT


                                                        _________ , 199_

W. R. GRACE & CO.-CONN.
W. R. GRACE & CO.
One Town Center Road
Boca Raton
Florida  33486-1010


Attention:

                   Subject in all respects to the terms and conditions of the Selling Agency Agreement (the "Agreement") dated March ___, 1994, among Salomon Brothers Inc, J.P. Morgan Securities Inc., UBS Securities Inc. and each of you, the undersigned agrees to purchase the following Notes of W. R. Grace & Co.-Conn. (with the Guarantees of W. R. Grace & Co. endorsed thereon as specified in the Agreement):


[Specified Currency]:

Aggregate Principal Amount:   $

Interest Rate:

Date of Maturity:

Interest Payment Dates:

Regular Record Dates:

Discount or Commission:       % of Principal Amount

Purchase Price:     % of Principal Amount [plus accrued interest from
                               ]

Purchase Date and Time:

Place for Delivery of Notes
and Payment Therefor:

Method of Payment:

Modification, if any, in
the requirements to
deliver the documents
specified in Section 6(b)
of the Agreement:

Period during which additional
Notes may not be sold pursuant
to Section 4(q) of the Agreement:



                                             [Purchaser]


                                             By:___________________


Accepted:

               W. R. GRACE & CO.-CONN.


               By ________________________
                  NAME AND TITLE:


               W. R. GRACE & CO.


               By ________________________
                  NAME AND TITLE:

                                    Exhibit D



                         MATTERS TO BE COVERED BY LETTER
                           OF INDEPENDENT ACCOUNTANTS

Price Waterhouse shall have furnished to you the following letter (in each case in form and substance satisfactory to you):

          (a) They are independent certified public accountants with respect to the Guarantor within the meaning of the Securities Act of 1933 (the "Act") and the applicable published rules and regulations thereunder (the "Act Regulations");

          (b) In their opinion, the consolidated financial statements of the Guarantor and its subsidiaries audited by them and included or incorporated by reference in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the Act Regulations with respect to registration statements on Form S-3 and, to the extent applicable, the Securities Exchange Act of 1934 (the "Exchange Act") and the published rules and regulations thereunder (the "Exchange Act Regulations") with respect to annual reports on Form 10-K;

          (c) On the basis of procedures (but not an audit in accordance with generally accepted auditing standards) consisting of:

               (i) a reading of the minutes of all meetings of the Guarantor's shareholders, Board of Directors, Audit Committee and Financing Committee since December 31 of the year ending at
                    least    years prior to the date of such letter as set forth
                    in the minute books through a specified date not more than five business days prior to the Execution Time;

              (ii) performing the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Accounting Standards No. 71, Interim Financial Information, on the unaudited interim financial statements of the Guarantor and its consolidated subsidiaries included or incorporated by reference in the Prospectus; and

             (iii) making inquiries of certain officials of the Guarantor who have responsibility for financial and accounting matters regarding the specific items for which representations are requested below;

               nothing has come to their attention as a result of the foregoing procedures that caused them to believe that:

               (A) the unaudited interim financial statements, if any, included or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Act Regulations and, to the extent applicable, the Exchange Act and the Exchange Act Regulations applicable to quarterly reporting on Form 10-Q;

               (B) any material modifications should be made to the unaudited interim financial statements, if any, included or incorporated by reference in the Prospectus for them to be in conformity with generally accepted accounting principles;

               (C) from the date of the latest balance sheet or statement of operations, as the case may be, of the Guarantor and its subsidiaries included or incorporated by reference in the Prospectus to such specified date:

                    (x) any change (other than by issuance of shares pursuant to the exercise of stock options or otherwise related to employee benefit plans, pursuant to conversions of convertible securities or pursuant to business acquisitions) in the Common Stock of the Guarantor, as compared with the amount shown in such latest balance sheet, or any issuance of shares of any other class of capital stock of the Guarantor; or

               (y) any increase in the total amount of consolidated short-term and long-term debt of the Guarantor and its consolidated subsidiaries (excluding debt or subsidiaries principally engaged in business outside the United States and Canada);

               except in all instances for changes, increases or decreases that the Prospectus discloses have occurred or may occur.

          (d) In addition to their audits, inspections, inquiries and other procedures referred to therein, they have performed such other procedures, specified by you, not constituting an audit, as they have agreed to perform and report on with respect to certain amounts, percentages, numerical data and other financial information in the Registration Statement, the Prospectus and the exhibits to the Registration Statement or in the documents incorporated by reference in the Prospectus, and have compared certain of such amounts, percentages, numerical data and financial information with, and have found such items to be in agreement with or derived from, the detailed accounting records of the Guarantor and its consolidated subsidiaries.

                                   SCHEDULE I



AGENCY SALE COMMISSION:

          The Company agrees to pay each Agent an Agency Sale Commission equal to the following percentage of the principal amount of each Note sold on an agency basis by such Agent:


          TERM                                 AGENCY SALE COMMISSION RATE
From 9 months to less than 1 year                           .125%

From 1 year to less than 18 months                          .150%

From 18 months to less than 2 years                         .200%

From 2 years to less than 3 years                           .250%

From 3 years to less than 4 years                           .350%

From 4 years to less than 5 years                           .450%

From 5 years to less than 6 years                           .500%

From 6 years to less than 7 years                           .550%

From 7 years to less than 10 years                          .600%

From 10 years to less than 15 years                         .625%

From 15 years to less than 20 years                         .700%

From 20 years to 30 years                                   .750%

From greater than 30 years to 40 years                      .875%

Greater than 40 years                          Negotiated at the time
                                                   of issuance




          Unless otherwise specified in the applicable Terms Agreement, the discount or commission payable to a Purchaser shall be determined on the basis of the Agency Sale Commission schedule set forth above.


ADDRESS FOR NOTICES TO YOU:

          Notices to Salomon Brothers Inc shall be directed to it at Seven World Trade Center, New York, New York 10048, Attention of the Medium-Term Note Department.

          Notices to J.P. Morgan Securities Inc. shall be directed to it at 60 Wall Street, New York, New York 10260, Attention of the Medium-Term Note Desk.

          Notices to UBS Securities Inc. shall be directed to it at 299 Park Avenue, New York, New York 10171, Attention of Rich Messina.